Exhibit 3.1

From: 7025629791 Page: 1/3 Date: 10/15/2018 11:29:38 AM I V I ,/ . V S "el, I I y .t. • BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Document Number Filed in the office of -33 Filing Date and Time Barbara K. Cegayske Secretary of State /15/2018 11:21 AM Entity Number State of Nevada Certificate of Amendment E0270472009-4 (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY .00 NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. Name of corporation: IsOS RENEWABLE ENERGY cOkPokArioN-- ----•-• •-- • 2. The articles have been amended as follows: (provide article numbers, if available) ARTICLE i(dORP6RATE.VAti40-1§-DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING: 1. THE CORPORATION NAME IS "COOL EVENTS, INC." A 1:70 REVERSE SPLIT OF THE COMPANIE'S COMMON STOCK SHALL BE AFFECTIVE AS OF THE RECORD DATE OF OCTOBER 15, 2018. . The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:l - . Effective date and time of filing: (optional) Date: flO .201.6 Time: (must not be later than 90 days after the certificate Is filed) . Signat 'red) Signature of Off! if any proposed a =ndment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate foes. Novada Secretary or State Amend Profit-Aflor 1-5-15 This fax was received by GFI FaxMaker fax server. For more information, visit: http://www.gfi.com